UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

April 15, 2025

5C Lending Partners Corp.

(Exact name of registrant as specified in its charter)

Maryland	000-56665	93-4039151
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

330 Madison Avenue, 20th Floor New York, NY	10017
(Address of principal executive offices)	(Zip Code)

(212) 516-3171

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on April 15, 2025, Mr. Frank Galea, the Chief Compliance Officer of 5C Lending Partners Corp. (the “Company”), has resigned from his position at the Company.

Item 8.01	Other Events.

The Company’s board of directors has appointed Ms. Susan Terenzio, effective April 15, 2025, as the Chief Compliance Officer of the Company. Ms. Terenzio, 64, is a Senior Principal Consultant with ACA Group, a leading governance, risk and compliance advisor in financial services. She has served as chief compliance officer and compliance consultant to multiple business development companies, private funds, private equity and venture capital funds as well as their respective investment advisers. Ms. Terenzio earned a B.S. degree from Rivier University and holds an IACCP designation from the Investment Adviser Association and a CSCP designation from the National Society of Compliance Professionals.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2025

5C Lending Partners Corp.

By: /s/ Michael Koester

Name: Michael Koester

Title: Co-President

By: /s/ Thomas Connolly

Name: Thomas Connolly

Title: Co-President